Exhibit 99.1

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT WOR - Q4 2016 Worthington Industries Inc Earnings Call EVENT DATE/TIME: JUNE 29, 2016 / 06:30PM GMT

JUNE 29, 2016 / 06:30PM GMT, WOR - Q4 2016 Worthington Industries Inc Earnings Call

CORPORATE PARTICIPANTS
 Cathy Lyttle Worthington Industries, Inc. - IR
 John McConnell Worthington Industries, Inc. - Chairman, CEO
 Andy Rose Worthington Industries, Inc. - EVP, CFO
 Mark Russell Worthington Industries, Inc. - President, COO

CONFERENCE CALL PARTICIPANTS
 John Tumazos John Tumazos Very Independent Research, LLC - Analyst
 Seth Rosenfeld Jefferies LLC - Analyst
 Charles Bradford Bradford Research - Analyst
 Phil Gibbs KeyBanc Capital Markets - Analyst

 PRESENTATION

Operator

Good afternoon and welcome to the Worthington Industries fourth-quarter 2016 earnings conference call. (Operator Instructions) This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time.

I'd like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

Cathy Lyttle - Worthington Industries, Inc. - IR

Thank you and good afternoon. Welcome to our fourth-quarter earnings call.

I remind you that certain statements made on this call are forward looking within the meaning of the 1995 Private Securities Litigation Reform Act. These statements are subject to risks and uncertainties that could cause actual results to differ from those suggested.

Our earnings release was issued this morning. Please review it for more details on those factors that could cause actual results to differ materially. This call is also being recorded and will be made available later on our webcast -- on our website.

With me on the call today are Chairman and CEO John McConnell, President and COO Mark Russell, Executive Vice President and CFO Andy Rose. John has a few opening comments.

John McConnell - Worthington Industries, Inc. - Chairman, CEO

Cathy, thank you and thank you all for joining us today.

Obviously, we are pleased with our performance. We had a very strong fourth quarter that pushed us into record EPS for the year. Strong performances out of Steel, all of our joint ventures, the majority of our cylinder company all helped those results come to pass.

I'd be remiss not to mention the really good work of those in our oil and gas and engineered cabs divisions, who have done a great job in very difficult industry environments really scaling these businesses. As you know, we don't light switch a scale in either direction. It doesn't happen that way, but their actions have started to catch up to where we need them to be.

So, very proud of everybody's performance across the board and all of our employees. So let's get into it in more detail, starting with Andy Rose.

JUNE 29, 2016 / 06:30PM GMT, WOR - Q4 2016 Worthington Industries Inc Earnings Call

Andy Rose - Worthington Industries, Inc. - EVP, CFO

Thank you, John; good afternoon, everyone. The Company delivered a strong finish to the fiscal year to reach record earnings per share of $2.48, adjusted for restructuring and impairment charges and nonrecurring gain.

Despite declining steel prices early that led to $15 million of inventory holding losses for the year in Steel Processing and very weak oil and gas and agriculture markets, the Company is performing well. Lower commodity input costs across many of our businesses, combined with improvement in steel processing, industrial gas, consumer products, and all of our joint ventures, including WAVE, highlighted the year.

Quarterly earnings adjusted for restructuring and nonrecurring gains were $0.86 per share, up $0.33 per share from the prior-year quarter.

Several unique items in the fourth quarter were as follows. Inventory holding gains during the quarter were estimated at $3 million or $0.03 per share, as compared to a loss of $10 million or $0.10 per share in the prior-year quarter. Restructuring charges of $1.9 million were spread across several businesses. $6.9 million in miscellaneous income related to the consolidation of our Worthington Specialty Processing joint venture, driven by accounting rules that require us to apply purchase accounting when we assumed control on March 1.

Pressure Cylinders also had $2.7 million of expenses flow through operating income primarily related to obsolete inventory in oil and gas and the cancellation of long-term truck leases no longer required for the business.

Cylinders operating income, excluding restructuring, was down $2.5 million or 16% to $13.6 million, driven almost exclusively by declining sales in oil and gas equipment, down 67%. Operating margins for the quarter were once again below normal, due to the impact of losses in oil and gas and the one-time expenses mentioned above. We continue to reduce costs to match demand in oil and gas and are working hard to get the business to EBITDA neutral.

Lower manufacturing costs and improvements in operations in industrial gas and consumer products were bright spots.

Steel Processing operating income was up $18 million, excluding restructuring, from the prior-year quarter to $40.7 million. Recent increases in flat steel prices that are beginning to flow through earnings and some modest market-to-market gains on steel hedges drove the improvement. The previous-year quarter had $10 million of inventory holding losses.

Revenue in engineered cabs was down 37% to $29 million, and excluding restructuring, operating losses were $1.2 million, a $2.6 million improvement over both the same quarter a year ago and the previous quarter. A lot of hard work by the cabs team in reducing operating costs drove the improvement.

SG&A was also down $1.7 million or 28% year over year.

Equity income from our joint ventures during the quarter was up $15.7 million as all JVs improved. Last year's quarter also included $400,000 of income from WSP, which is now consolidated for reporting. Strong automotive and improving construction markets in the US and lower steel costs are benefiting these businesses. We received dividends from JVs of $21 million during the quarter.

Cash from operations was $118 million for the quarter. We spent $22 million on capital projects, distributed $12 million in dividends, but didn't repurchase any stock during the quarter.

Today, the Board declared a $0.20 per share dividend for the fourth quarter, payable in September 2016. This is the sixth consecutive year where the dividend increased and the 48th consecutive year that the Company has paid dividends.

Debt was down $28 million from the prior quarter to $583 million and down $87 million year over year. Interest expense was essentially flat at $8.1 million. We have consolidated cash of $84 million and $600 million available under our revolving credit facilities. Our net debt to EBITDA leverage ratio is now under 1.5 times.

Overall, we are quite pleased with the quarter and the year. The Company generated record earnings per share and continued to deliver strong free cash flow, which we are investing to grow our business and reward shareholders. EBITDA for the year was up 5% to $343 million. We distributed $47 million in dividends and $100 million in repurchasing 3.5 million shares or 5% of our outstanding, spent $34 million on acquisitions and $97 million on capital expenditures. We continue our balanced approach to investing in our business, acquiring new businesses, and returning capital to shareholders.

JUNE 29, 2016 / 06:30PM GMT, WOR - Q4 2016 Worthington Industries Inc Earnings Call

During the quarter, I participated in my first transformation 2.0 Kaizen event at our Columbus cylinders facility, working alongside talented folks from our weld lines, maintenance, engineering, plant leadership, and our transformation team. The initial results of the team's effort to improve throughput and balance production in what is already a highly automated facility were impressive and over the next year or so should result in meaningful cost savings and/or capacity improvements.

As we roll out transformation 2.0 more broadly during fiscal 2017, I am optimistic that we have the opportunity to drive these types of improvements not only in our plants, but also in our supply chain, commercial, and back-office functions.

As with our first transformation, the benefits will be felt over a period of years, but will enable us to reach new levels of quality, service, and financial performance. Combining this effort with our growing innovation capabilities and new product development pipeline, as well as a renewed focus on acquisitions in and around our core businesses, we have the foundation to continue delivering on our goal of earning money for our shareholders and increasing the value of their investment.

Mark will now discuss operations.

Mark Russell - Worthington Industries, Inc. - President, COO

Thanks, Andy. In Steel Processing, our direct shipment volume was down 3%, excluding WSP, our joint venture with US Steel, which was unconsolidated in last year's quarter. Metal Service Center Institute data for the same period shows direct industry shipments down 5%. Our total volume in the quarter was down 7% and the mix between direct and total was 63% direct versus 37% toll, again excluding WSP.

Construction was our strongest market segment, with shipments up 21% this year. Detroit 3 automotive was down 2% and agriculture was also down 2%. Heavy truck was our weakest segment, down 17%.

Our Tailor Welded Blanking joint venture with WISCO commissioned their newest facility in Palau, Mexico, in the quarter, and TWB also received their first production order for lightweight aluminum tailored blanks.

Direct volume at our Serviacero joint venture in Mexico was flat compared to last year and toll volume was down by 15% there.

Finally, Steel Processing's joint venture strip facility with Nisshin and MISI in China is substantially complete and on track for trial production start-up in the next few weeks.

In our Pressure Cylinders business, oil and gas equipment revenue was down 67% compared to last year. Despite the recent increase in oil prices, the equipment market continues to be extremely challenged and customer capital budgets for well drilling and completion remain limited. In response, we've continued to adjust our cost structure, implementing another reduction in force during the quarter, our third since the downturn started.

The industrial products group finished the fiscal year with strong demand for refrigerant, 20-pound propane and 14-ounce cylinders. Margins remain historically high on lower raw material costs. The International Trade Commission recently moved to implement duties ranging from 90% to 200% on Chinese refrigerant coming into the US.

In consumer products, volume was up 9% on higher shipment of helium cylinders, torches, and kits. The higher helium volume was driven by our ongoing Balloon Time endcap promotion at Wal-Mart.

Cryogenics volume was down 13%, excluding our recent acquisition of the former Taylor Wharton CryoScience business. Cryogenic trailer sales were stronger, while cryogenic vessel sales in Turkey were relatively flat, though our backlog in Turkey increased from strong orders for marine LNG systems in Europe.

Overall margins were held down by continued one-time expenses related to our facility moves from Boston to our newly acquired Theodore, Alabama, plant and from Istanbul to our new greenfield facility in Bandirma, Turkey. Bandirma is slightly behind schedule, but still on track to become one of the best cryogenic facilities in the world upon completion later this year.

Alternative fuels volume was up on increased demand for CNG fuel cylinders in Europe and hydrogen cylinders in Asia, partially tempered by softer demand for fuel systems in North America. Margins overall were stronger as most of the start-up costs at our Salt Lake City facility are now behind us.

JUNE 29, 2016 / 06:30PM GMT, WOR - Q4 2016 Worthington Industries Inc Earnings Call

Engineered Cabs volume remained soft. Our major agricultural customers there expect volume declines of between 10% and 20% this calendar year, and construction and mining equipment sales remain weak. The transformation has helped us dramatically reduce our costs and increase our productivity in the Cabs business, and we're working to expand our base to include more customers who need a cab solution that includes our engineering and design expertise.

In our WAVE joint venture with Armstrong, higher North American volume drove improved results. US market demand was strong and we saw an increase in orders ahead of an announced June 1 price increase.

As Andy discussed in some detail, the 2.0 iteration of our transformation continues to spread throughout the Company and the results are impressive so far, and we'll update you in future quarters as we continue to build on the momentum of our initial transformation 2.0 work. John, back to you.

 John McConnell - Worthington Industries, Inc. - Chairman, CEO

 Mark and Andy, thank you both. At this point, we'll be happy to take any questions that you might have.
 QUESTION AND ANSWER

Operator

 (Operator Instructions). John Tumazos.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

Congratulations on the record results. It's a great surprise in tough markets.

John McConnell - Worthington Industries, Inc. - Chairman, CEO

Thank you, John.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

A couple minutiae questions. The tax rate continues in the upper 20%s favorably. What should be the normal tax rate we put into our models going forward? I used to be using 32.5%, but it seems to never hit there.

Then second, in the quarter there was a $37 million gain in cash from longer payables presumably that I guess went out the door in June and we should just reverse or look through that.

 Andy Rose - Worthington Industries, Inc. - EVP, CFO

Yes, the first question, John, on the tax rate is I kind of like a low 30s number, maybe 31%, if I had to predict what it would be on an ongoing basis. But this year we got a bump from an early adoption of a change related to expensing of stock, and so that drove the lower rate, slightly lower rate. But I think I would use something around 31% probably going forward.

And then, next question.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 Should we -- was the gain in [k], should the cash rise we should look through it because of the payables?

JUNE 29, 2016 / 06:30PM GMT, WOR - Q4 2016 Worthington Industries Inc Earnings Call

Andy Rose - Worthington Industries, Inc. - EVP, CFO

So the second one, obviously, there's a couple of things going on here. One is the decline in steel prices. That doesn't necessarily push out the days payable. We also had an opportunity to offer some of our suppliers some supply chain financing and extend terms as a result of that. So we took advantage of that.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 Does supply chain financing mean you paid the bill earlier?

Andy Rose - Worthington Industries, Inc. - EVP, CFO

It means we -- it basically means we can pay later, but they can get paid sooner by a third party.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

Thank you.

Operator

Seth Rosenfeld, Jefferies.

Seth Rosenfeld - Jefferies LLC - Analyst

It's Seth Rosenfeld at Jefferies. Just two questions. First on the cost-cutting side, specifically within your cylinders business with the oil and gas exposure, can you just comment on how much of the recent cost cutting is sustainable or something we should assume reverts as the volumes do eventually begin to improve, perhaps in 2017, with the most recent reduction in force? Can you put some scale on the benefits behind that?

Then on the steel processing side, can you talk a little bit about how your earnings benefited from the spread expansion we've seen between HRC and CRC or [Dow]. If those margins start to normalize into 2017 or into H2, what would the impact be on that division's profitability? Thank you.

 John McConnell - Worthington Industries, Inc. - Chairman, CEO

You are pretty echoey on our end. So if we miss anything, just please don't hesitate to jump back in here. And I'll let Mark and Andy comment further, but on the oil and gas side, I think we are at a pretty sustainable run rate at this point that's worked through the financials, and we are at a point that if -- as things pick up slightly, which I think they're going to do, I don't think they're going to return to anywhere near the levels they were before the industry slowed down, but if they pick up slightly, we are at a point we won't have to add any people to be able to service our customers. Mark, Andy, anything further on that?

Andy Rose - Worthington Industries, Inc. - EVP, CFO

I would just say that business, principally the cost structure is labor and steel, and we unfortunately have had to reduce -- I think our sales are down close to 70% in that business. So we've had to take out labor that closely approximates that from a percentage standpoint.

But as John said, I think we're right-sized for the time being. We do have capacity to take on new business. Depending on how fast the recovery is or how quick it happens, we may have to ramp up more quickly, but that is a scalable business.

Mark Russell - Worthington Industries, Inc. - President, COO

Seth, to your second question, this is Mark Russell, your second question about the spread. Obviously, that's the highest spread that anybody around here has ever seen.

JUNE 29, 2016 / 06:30PM GMT, WOR - Q4 2016 Worthington Industries Inc Earnings Call

So we would -- we're not counting on that spread continuing long term. We think it can stay that way for a while, but we think you'll see mean reversion in that going forward later on.

What that does for us in the temporary time period, as long as that spread stays that wide, is it increases demand for some of our galv products. That's what we've seen so far. The spread going back to normal would probably take the peak off of that demand and put us closer to back to what we call normal levels of demand for galvanizing. That affects our Delta galvanizing line, Delta, Ohio, galvanizing line, more than it would be the line in Michigan at Spartan.

Seth Rosenfeld - Jefferies LLC - Analyst

Okay, thank you very much.

Operator

Charles Bradford, Bradford Research.

Charles Bradford - Bradford Research - Analyst

Questions about steel pricing. The spread between domestic and foreign prices is about as wide as we've ever seen it. Are you beginning to see any more offers from overseas? I know they've slowed down a lot with the trade cases, but there are additional countries that seem to have capability. What are you seeing?

Mark Russell - Worthington Industries, Inc. - President, COO

Charles, same thing that you described, that since the trade cases, the activity had slowed dramatically. So even though there seems to be a lot of incentive, we don't get a lot of looks at that.

We don't import very much steel -- in fact, almost none, just some very special grades. So we're not an active importer, but the spreads where they are, there's a lot of incentive there, certainly.

John McConnell - Worthington Industries, Inc. - Chairman, CEO

I think we're anticipating seeing more products made of steel show up in the United States as a result of the trade cases, which takes a little time to manifest itself, but that's another way to get steel into this country, regardless of trade cases.

Charles Bradford - Bradford Research - Analyst

Some of the trade publications are starting to talk a little bit about maybe flat rolled prices having peaked. Are you seeing anything like that? Domestic pricing.

Mark Russell - Worthington Industries, Inc. - President, COO

No, we don't have any crystal ball for prices, but we base our planning on the forward curve and the forward curve does look like it's a little bit backward dated, so the market is saying that the future prices are going to be weaker right now.

Charles Bradford - Bradford Research - Analyst

Thank you.

Operator

JUNE 29, 2016 / 06:30PM GMT, WOR - Q4 2016 Worthington Industries Inc Earnings Call

(Operator Instructions). Phil Gibbs, KeyBanc Capital Markets.

Phil Gibbs - KeyBanc Capital Markets - Analyst

A lot of moving pieces in the joint venture lines, but obviously a lot of them did -- all of them did well substantially year on year. Can you help us in terms of that momentum maybe relative to the make order moving forward because the way we're thinking about it right now is that there were maybe some pricing -- or, excuse me, some cost benefits from the lower steel prices from last year and maybe a little bit of a benefit on the inflection and pricing for some of the more service-oriented businesses that you have. Any way that we could think about that?

Andy Rose - Worthington Industries, Inc. - EVP, CFO

I think that's right, Phil. ClarkDietrich is an example, WAVE is an example that obviously as steel prices came down in the first half of the calendar year, that benefits them. And then when prices start to rise, it takes a while for that lower-cost inventory to work through the system, so that increases their spread. So there is some benefit there.

Obviously, eventually prices go up, and I think in those businesses they have announced price increases in anticipation of their costs eventually going back up. So I think you're right.

Phil Gibbs - KeyBanc Capital Markets - Analyst

What about on some of the businesses like ArtiFlex and Serviacero? I know ArtiFlex is kind of more the manufacturer in there, but --

Andy Rose - Worthington Industries, Inc. - EVP, CFO

ArtiFlex is a little bit different than the rest of the portfolio there. Serviacero certainly mimics what happens in our Steel Processing business. They'll have sort of the FIFO accounting benefit that flows through their business, but they do run their business in a similar fashion as we do. ArtiFlex, frankly, is just benefiting right now from a very strong automotive market, which is good.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay, and jumping to the cylinder side of the business, the consumer volumes this year were down a bit, I want to say mid-single digits or so, maybe 3% to 5% for the year. What drove that? Because I know you're doing more in terms of innovation and new product offerings, and so what drove that this year and should we expect that to reverse?

Mark Russell - Worthington Industries, Inc. - President, COO

For the year, Phil, the thing that we didn't have that would be more normal for us was a cold winter. The warm winter affected demand for several of our smaller cylinder products. But other than that, our innovation work there is building momentum. So we expect good things to come out of the innovation work that's going on in our consumer products business, and the kind of seasonal variation that we saw this year, longer term we expect that to return to an average.

Phil Gibbs - KeyBanc Capital Markets - Analyst

And Andy, I just wanted to clarify. Did you say there's about a $3 million holding gain in steel this quarter?

Andy Rose - Worthington Industries, Inc. - EVP, CFO

Yes, for the quarter, correct.

JUNE 29, 2016 / 06:30PM GMT, WOR - Q4 2016 Worthington Industries Inc Earnings Call

 Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay, perfect, and then just more of a philosophical order, global economic question. The recent BREXIT, if I could use that word, obviously a lot of impacts that people are trying to speculate on. Anything that would directly or potentially impact your business overseas? I think the only thing that I could think of right now is the cylinders business and maybe a little bit of WAVE exposure, but anything from that perspective that you are thinking about or that may impact the business?

 Andy Rose - Worthington Industries, Inc. - EVP, CFO

I think that's right. I mean, we have some European exposure in our cylinders business. Right now, those businesses are performing pretty well. WAVE does have a small operation in the UK, but it's very small relative to the overall business, and, frankly, I think the growth dynamics for that business are pretty good, so -- irrespective of what happens with kind of the English or European economy.

So, it's hard to measure, Phil, to be honest. But I wouldn't anticipate a major impact on our business from what's going on over there.

John McConnell - Worthington Industries, Inc. - Chairman, CEO

And I would just add, this is a very new development that I don't think anyone really understands where it leads to and what the subsequent actions may be in and around it, or people's responses to it. So I think we'll continue to do business as we normally have and react as [needed] as further things change.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

Prudent answer. Thanks so much.

Operator

John Tumazos.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

Now that you've got a record year under your belt and things are okay as we begin 2017 and there could be a shot at another record year, certainly without the different impairments, et cetera, do you think you might hold some extra inventory in case the economy strengthens or look for another good new business to buy or feel confident doing anything else?

John McConnell - Worthington Industries, Inc. - Chairman, CEO

Our mission is to increase the earnings of our shareholders' investment and continue to drive the share price forward. So we are looking at all those things all the time.

We probably -- you won't probably see us make moves with inventory. That would be unlikely, I think, just because what we try to do is keep our capital deployed in that manner as well as possible and continue to make great strides and then lowering it.

I don't know, Mark and Andy, have you got any other thoughts? We're going to continue to drive forward and do our best to produce those results every quarter every year.

Andy Rose - Worthington Industries, Inc. - EVP, CFO

I think that's right, John. I mean, we continue to look at acquisition opportunities. It's a little bit of a frothy market right now, so we're trying to be disciplined around price.

JUNE 29, 2016 / 06:30PM GMT, WOR - Q4 2016 Worthington Industries Inc Earnings Call

You know, in the past year we've continued to buy back stock. We like our Company. We are very excited about the next phase of transformation 2.0. And to John's point, one of the goals of that process is to run our business with excellent quality, on-time delivery, and with as little inventory as possible. So we're not inventory speculators and we're not going to do that just because we think prices are low. We don't think that's the right way to run our business.

So at the end of the day, we want to have the flexibility to flex up if business does improve and I think we've got that.

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 If you have an extra $50 million or $100 million in your hip pocket because things came up roses, which business line do you think you'd spend it on?

 Andy Rose - Worthington Industries, Inc. - EVP, CFO

We just had a Board meeting this morning, John, and we had a very healthy debate on that. The short answer is just about every business we own, there are opportunities to deploy capital. Some of those businesses, like oil and gas and Engineered Cabs, have been focused on right-sizing their own operations, so we haven't put as much capital there, but at the end of the day we try not to be -- ignore any of our businesses with respect to opportunities because sometimes the best opportunities come when markets are weak. So at the end of the day, that's -- we'll continue to have an open mind.

 John McConnell - Worthington Industries, Inc. - Chairman, CEO

Including businesses that we are not currently involved in and we continue to keep an eye out for those. So we'll look across the board, including share buybacks. We'll continue to use the same quiver of arrows that we have to keep driving share value.

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

Should we assign any significance to the -- we didn't buy back the usual 1 million shares this quarter and the debt balance fell this past year by $85 million or so. So the balance sheet is in good shape for however your judgment leads you.

Andy Rose - Worthington Industries, Inc. - EVP, CFO

I wouldn't assign too much significance there, other than during the quarter we saw some pretty dramatic improvements in our stock price. And we try and be disciplined in our share buybacks, too, right? So with that big run-up, we decided to go ahead and put our head in the sand for a quarter and see what happens (multiple speakers)

 John McConnell - Worthington Industries, Inc. - Chairman, CEO

But, I mean, it's largely -- one of the main governors on that is other opportunities to deploy capital, whether we end up executing on those or not. We have opportunities on the horizon that we're investigating that require some larger capital being used and we'll peel back a little bit on that side.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

The reason I asked the question is with one record year just printed today and another one looking like it has a chance, interest rates so low around the world, your earnings are worth more than your valuation. Worthington is worth more. So we should be seeing a record stock price when you're printing record earnings and alternative interest rates are so low.

Andy Rose - Worthington Industries, Inc. - EVP, CFO

Certainly one of the goals.

JUNE 29, 2016 / 06:30PM GMT, WOR - Q4 2016 Worthington Industries Inc Earnings Call

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 Thank you. I'm a shareholder.

John McConnell - Worthington Industries, Inc. - Chairman, CEO

 Thank you, sir.

Operator

 Phil Gibbs, KeyBanc Capital Markets.

Phil Gibbs - KeyBanc Capital Markets - Analyst

I'm not a shareholder, but I can't be, unfortunately. I do have a follow-up question just in terms of the net gain on sale of assets, Andy. It was $5.4 million. How should -- what was that, one? And then, two, how do we think about where that falls within the business segments?

Andy Rose - Worthington Industries, Inc. - EVP, CFO

That's a little bit of a complicated one, Phil. But the short answer is there's a few things in that category. In this quarter, there happen to be a fair amount of marked-to-market gains on hedges, principally around our steel hedges. And that was the best place to put it on the cash flow statement. And where that falls in the income statement is within Steel Processing, primarily.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

So the gain on the sale of assets largely reflects your hedging?

Andy Rose - Worthington Industries, Inc. - EVP, CFO

Yes, so we have hedges that are qualified for hedge accounting, which is probably 75% or 80% of what we do, and then we have some hedges that are unqualified, and because they are unqualified for hedge accounting, they flow through the income statement, but they are non-cash, essentially. They're non-cash in the quarter; eventually, they convert to cash down the road. So it's really just pulling forward a little bit of income from the next quarter or two or three, depending on how long the hedge is.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 Okay, so it didn't connect to a specific asset being sold is what you're saying.

Andy Rose - Worthington Industries, Inc. - EVP, CFO

The majority of it did not, correct.

Phil Gibbs - KeyBanc Capital Markets - Analyst

All right.

Andy Rose - Worthington Industries, Inc. - EVP, CFO

JUNE 29, 2016 / 06:30PM GMT, WOR - Q4 2016 Worthington Industries Inc Earnings Call

Just for this quarter, Phil. If you go back to the yearly number, there are asset sales in there. So we're talking just about the fourth-quarter number.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay, all right, maybe further up -- excuse me, follow up on that one some more later. Thank you.

Operator

At this time, there are no further questions in queue.

John McConnell - Worthington Industries, Inc. - Chairman, CEO

Again, thank you all for joining us and, again, thank all of our employees. They did an outstanding job this quarter for our shareholders and we will continue to stay focused and drive our earnings forward. Thank you.

Operator

Ladies and gentlemen, this conference will be available for replay after 4:30 PM Eastern time today through midnight Eastern time on July 6. You may access the AT&T executive replay service at any time by dialing 1-800-475-6701 and entering access code 394811. International participants, dial 320-365-3844. Those numbers again are 1-800-475-6701 and 320-365-3844, access code 394811.

That does conclude our conference for today. Thank you for your participation and for using AT&T teleconference services. You may now disconnect.

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